As filed with the Securities and Exchange Commission on April 5, 2011

Registration No. 333-146341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 14 TO

FORM S-11

on

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-0658752
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust II, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public:     From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐
(Do not check if smaller reporting company)

Explanatory note: This registration statement (reg. no. 333-146341) for the issuer’s primary offering and dividend reinvestment plan offering was first declared effective by the Staff on April 22, 2008. On March 22, 2011, the issuer filed post-effective amendment no. 13 to de-register the unsold shares in the primary offering. This post-effective amendment no. 14 to Form S-11 on Form S-3 amends the issuer’s registration statement to make it a dividend reinvestment plan only registration statement.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dividend Reinvestment Plan

Maximum Offering of 80,000,000 Shares of Common Stock

KBS Real Estate Investment Trust II, Inc. is a Maryland corporation that elected to be taxed as a real estate investment trust beginning with the taxable year that ended December 31, 2008. We have invested in and manage a diverse portfolio of real estate properties and real estate-related assets. As of April 1, 2011, we owned 21 real estate properties (consisting of 17 office properties, one office/flex property and three industrial properties), a leasehold interest in one industrial property and six real estate loans receivable. The real estate properties encompass 10.1 million rentable square feet.

We are offering up to 80,000,000 shares of our common stock to our existing stockholders pursuant to our amended and restated dividend reinvestment plan. Some of the significant features of the plan are:

•    Stockholders who elect to participate in the plan may choose to invest all or a portion of their cash distributions in shares of our common stock.

•    We are initially offering the shares at a purchase price of $9.50 per share. Once we announce an estimated value per share that is not based on the price to acquire a share in our primary initial public offering or follow-on public offerings, participants will acquire shares under the dividend reinvestment plan at the estimated value per share, as updated from time to time.

•    We may offer shares of common stock under our dividend reinvestment plan until we have sold all 80,000,000 shares.

•    We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to participants.

•    Participants may terminate participation in the plan at any time upon written notice to us. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the month to which the distribution relates. However, if we announce a new estimated value per share, then you have no less than two business days after the date of such announcement to notify us in writing that you wish to terminate participation under the plan.

•    If you elect to participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any.

•    You may elect to participate in the plan by completing the Account Update Form available from your financial advisor or by calling our investor services line at (866) 584-1381.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” beginning on page 10 of this prospectus and the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, as the same may be updated from time to time by future filings under the Securities and Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public	Selling Commissions and Dealer Manager Fees	Net Proceeds (Before Expenses)
Dividend Reinvestment Plan
Per Share	$9.50	$0.00	$9.50
Total Maximum	$760,000,000.00	$0.00	$760,000,000.00

The date of this prospectus is April 5, 2011.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity as a part of this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Alabama, Iowa, Kentucky, Massachusetts, Oregon, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least 10 times their investment in us.

•	Michigan and Ohio – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

•

California – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $150,000. In addition, shares will only be sold to California residents that have a liquid net worth of at least ten times their investment in us.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” in this prospectus for a detailed discussion of the determinations regarding suitability that we require.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. Those statements include statements regarding the intent, belief or current expectations of KBS Real Estate Investment Trust II, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all of the risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.

•

All of our executive officers, some of our directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS-affiliated entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other KBS-advised programs and investors and conflicts in allocating time among us and these other programs and investors. These conflicts could result in unanticipated actions. Fees paid to our advisor in connection with transactions involving the origination, acquisition and management of our investments are based on the cost of the investment, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us.

•

We pay substantial fees to and expenses of our advisor and its affiliates and, in connection with our initial public offering, we paid substantial fees to participating broker-dealers. These payments increase the risk that our stockholders will not earn a profit on their investment in us and increase the risk of loss to our stockholders.

•

We have used and expect to continue to use proceeds from financings to fund a portion of our distributions until the proceeds from our initial public offering are fully invested and from time to time during our operational stage in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances from our advisor or sponsors, from our advisor’s deferral of its asset management fee, from the net proceeds from the sale of real estate and from the receipt of principal payments on our real estate-related investments.

•

We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants. Revenues from our properties could decrease due to a reduction in tenants (caused by factors including, but not limited to, tenant defaults, tenant insolvency, early termination of tenant leases and non-renewal of existing tenant leases) and/or lower rental rates, making it more difficult for us to meet our debt service obligations and limiting our ability to pay distributions to our stockholders.

•

Our current and future investments in real estate, mortgage loans, mezzanine loans, bridge loans, mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to our stockholders. Revenues from our properties and the properties and other assets directly securing our loan investments could decrease. Such events would make it more difficult for the borrowers under our loan investments to meet their payment obligations to us. It could also make it more difficult for us to meet our debt service obligations and limit our ability to pay distributions to our stockholders.

•	Continued disruptions in the financial and real estate markets and uncertain economic conditions could adversely affect the value of our investments.

•

Certain of our debt obligations have variable interest rates with interest and related payments that vary with the movement of LIBOR or other indexes. Increases in the indexes could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

•

We cannot predict with any certainty how much, if any, of our dividend reinvestment plan proceeds will be available for general corporate purposes, including, but not limited to, the redemption of shares under our share redemption program, the funding of capital expenditures on our real estate investments, or the repayment of debt. If such funds are not available from the dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet these cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

For a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition, you should carefully review the specific risks under the caption “Risk Factors” beginning on page 10 of this prospectus and the risk factors disclosed under Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 and any updated risk factors contained in future filings we make under the Securities Exchange Act of 1934, as amended. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights material information about this offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully before making a decision to participate in the dividend reinvestment plan. You should also review the section of this prospectus titled “Incorporation of Certain Documents by Reference.”

What is KBS Real Estate Investment Trust II, Inc.?

KBS Real Estate Investment Trust II, Inc. is a Maryland corporation that elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year that ended December 31, 2008. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust II, Inc. and, as required by context, its subsidiaries.

We have invested in and manage a diverse portfolio of real estate properties and real estate-related assets. As of April 1, 2011, we owned 21 real estate properties (consisting of 17 office properties, one office/flex property and three industrial properties), a leasehold interest in one industrial property and six real estate loans receivable. The real estate properties encompass 10.1 million rentable square feet.

We commenced our initial public offering on April 22, 2008. We registered 200,000,000 shares in our primary offering and 80,000,000 shares under our dividend reinvestment plan. We ceased offering shares of common stock in our primary offering on December 31, 2010 and accepted aggregate gross primary offering proceeds of $1.8 billion. We are continuing to offer shares of common stock under our dividend reinvestment plan through this prospectus. As of April 1, 2011, we have sold 8,690,868 shares under our dividend reinvestment plan for gross proceeds of $82.6 million.

Our external advisor, KBS Capital Advisors LLC, conducts our operations and manages our portfolio of real estate and real estate-related investments. We have no paid employees.

Our office is located at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our web site address is www.kbsreitii.com. Unless specifically incorporated herein as described under “Incorporation of Certain Documents by Reference,” the contents of our web site are not incorporated by reference in, or otherwise a part of, this prospectus.

What is the dividend reinvestment plan?

We are offering up to 80,000,000 shares of our common stock to our existing stockholders pursuant to our dividend reinvestment plan. Pursuant to the plan, stockholders may elect to have all or a portion of their dividends and other distributions reinvested in additional shares of our common stock. The purchase price of shares under the dividend reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in our primary initial public offering or follow-on public offerings, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in our primary initial public offering or follow-on public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities through primary public offerings and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan.

We may offer shares of common stock under our dividend reinvestment plan until we have sold all 80,000,000 shares. As of April 1, 2011, we had sold 8,690,868 shares of common stock under our dividend reinvestment plan.

We may amend or terminate the dividend reinvestment plan at our discretion at any time, upon 10 days’ notice to participants in the plan. We may notify participants of amendments to or termination of the plan by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission (“SEC”), or by sending a separate mailing to participants.

Who may participate in the dividend reinvestment plan?

All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in this prospectus, as amended and supplemented, or cannot make the other investor representations set forth in the then-current prospectus or in the Account Update Form. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page).

You may elect to participate in the dividend reinvestment plan by completing the Account Update Form or other approved enrollment form available from your financial advisor or by calling our investor services line at (866) 584-1381, administered by DST Systems, Inc. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form in good order. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new Account Update Form or other form provided for that purpose. You should consult with your financial advisor before making any decision to participate in or to increase your level of participation in the dividend reinvestment plan. To the extent required by state securities laws, you must make any election to participate in or increase your level of participation through your participating broker-dealer or the dealer manager, as applicable.

What are the tax consequences of participation in the dividend reinvestment plan?

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

How will you use the proceeds raised in this offering?

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan. We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees as well as other fees. See “Estimated Use of Proceeds” on page 11 of this prospectus.

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we intend to authorize and declare distributions based on daily record dates that will be paid on a monthly basis, we may be unable or limited in our ability to make distributions to our stockholders. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase requirements.

Who is your advisor and what does the advisor do?

KBS Capital Advisors LLC is our advisor. As our advisor, KBS Capital Advisors manages our day-to-day operations and our portfolio of real estate properties and real estate-related assets. Our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., and their team of real estate and debt finance professionals, acting through KBS Capital Advisors, make most of the decisions regarding the selection and the negotiation of real estate investments. KBS Capital Advisors then makes recommendations on all investments to our board of directors and our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments. The conflicts committee has approved an investment grade securities purchase program pursuant to which the conflicts committee authorized an investment committee of our advisor to approve and settle acquisitions of investment grade securities (rated AAA to A) up to an aggregate amount of $50 million. KBS Capital Advisors also provides asset-management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

When will the company seek to list its shares of common stock or liquidate its assets?

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.kbsreitii.com.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone:  (866) KBS-4CMG or (866) 527-4264

Fax:  (949) 717-6201

www.kbs-cmg.com

Where can I find more information about KBS Real Estate Investment Trust II, Inc?

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC rules allow us to incorporate by reference information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. Further, any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. For a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition, you should carefully review the risk factors disclosed under Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2010, any updated risk factors contained in future filings we make under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, as amended and supplemented, and the risk discussed below. These risks can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

Because the offering price under our dividend reinvestment plan exceeds our net tangible book value per share, investors in our dividend reinvestment plan will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares under our dividend reinvestment plan at $9.50 per share. This current offering price under our dividend reinvestment plan is based on a discount to the public offering price for our shares of common stock in our primary initial public offering of $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). Once we establish an estimated value per share that is not based on the price to acquire a share in our primary initial public offering or follow-on public offerings, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in our primary initial public offering or follow-on public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities through primary public offerings and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

The current offering price under our dividend reinvestment plan is likely to differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the current offering price under the dividend reinvestment plan does not reflect, and is not derived from, the fair market value of our properties and other assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our primary public offering was net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the current offering price under the dividend reinvestment plan does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the current offering price under the dividend reinvestment plan does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

Because we are conducting an ongoing offering under our dividend reinvestment plan, we are providing information about our net tangible book value per share. As of December 31, 2010, our net tangible book value per share was $8.25. The offering price under our dividend reinvestment plan at December 31, 2010 was $9.50 per share. Net tangible book value is a rough approximation of value calculated simply as total book value of assets (exclusive of certain intangible items) minus total liabilities. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, (iii) the substantial fees paid in connection with our initial public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers and (iv) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell all 80,000,000 shares of common stock pursuant to the dividend reinvestment plan. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 99.87% of the gross proceeds from the dividend reinvestment plan or $9.49 per share for general corporate purposes. We will use the remainder of the gross proceeds from the dividend reinvestment plan to pay offering expenses. Our distribution policy is not to use the proceeds of this offering to pay distributions, though our board can authorize such distributions under our organizational documents.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty the amount, if any, of dividend reinvestment plan proceeds that will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees as well as other fees.

	Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%
Gross Offering Proceeds	760,000,000	100.00%
Selling Commissions and Dealer Manager Fee (1)	0	0.00%
Other Organization and Offering Expenses (2)	1,025,000	0.13%

Amount Available for General Corporate Purposes	758,975,000	99.87%

(1) No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan.

(2) Includes all issuer organization and offering expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees. KBS Capital Advisors has agreed to reimburse us to the extent organization and offering expenses incurred by us in connection with the dividend reinvestment plan exceed 15% of aggregate gross offering proceeds from the plan. See “Plan of Distribution” in this prospectus.

DESCRIPTION OF DIVIDEND REINVESTMENT PLAN

Pursuant to our amended and restated dividend reinvestment plan, you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix A to this prospectus contains the full text of our amended and restated dividend reinvestment plan as is currently in effect.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the Account Update Form. Participants must agree to notify us promptly when they no longer meet these standards. See “Suitability Standards” in this prospectus (immediately following the cover page) and “Plan of Distribution – Suitability Standards” in this prospectus.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the Account Update Form or other approved enrollment form available from us, the dealer manager or your financial advisor. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You should consult with your financial advisor before making any decision to participate in or to increase your level of participation in the dividend reinvestment plan. To the extent required by state securities laws, you must make any election to participate in or increase your level of participation through your participating broker-dealer or the dealer manager, as applicable.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in our primary initial public offering or follow-on public offerings, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as updated from time to time and as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in our primary initial public offering or follow-on public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities through primary public offerings and have not done so for 18 months. For this purpose, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in KBS Limited Partnership II, our Operating Partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments in real estate properties;

•	funding obligations under any of our real estate loans receivable;

•	investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. Unless you are terminating your participation in connection with a public announcement of a new estimated value per share of our common stock, for your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the month to which the distribution relates. If we publicly announce a new estimated value per share in a filing with the SEC, then you have no less than two business days after the date of such announcement to notify us in writing of your termination of participation in the dividend reinvestment plan, and your termination will be effective for the next date shares are purchased under the dividend reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

PLAN OF DISTRIBUTION

General

We are offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in our primary initial public offering or follow-on public offerings, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in our primary initial public offering or follow-on public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities through primary public offerings and have not done so for 18 months. For this purpose, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

We may offer shares under our dividend reinvestment plan until we have sold all 80,000,000 shares through the reinvestment of distributions. In some states, we will need to renew the registration statement or file a new registration statement to continue the offering. We may terminate this offering at any time.

Our dealer manager is KBS Capital Markets Group LLC, an affiliate of our advisor. KBS Capital Markets Group is indirectly owned and controlled by our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., all of whom are our executive officers and sponsors.

We do not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan. We will incur expenses related to the offering, such as our legal, accounting, printing, mailing and filing fees. KBS Capital Advisors has agreed to reimburse us to the extent organization and offering expenses incurred by us in connection with the dividend reinvestment plan exceed 15% of aggregate gross offering proceeds from the plan. See “Estimated Use of Proceeds” in this prospectus.

To the extent permitted by law and our charter, we will indemnify the broker-dealers and registered investment advisors that participated in our primary offering, other broker-dealers and registered investment advisors who sign a servicing agreement with respect to our dividend reinvestment plan and KBS Capital Markets Group against some civil liabilities, including certain liabilities under the Securities Act. See “Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Enrollment Procedures

You may elect to participate in the dividend reinvestment plan by completing the Account Update Form or other approved enrollment form available from your financial advisor or by calling our investor services line at (866) 584-1381, administered by DST Systems, Inc. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new Account Update Form or other form provided for that purpose. You should consult with your financial advisor before making any decision to increase your level of participation.

You are required to represent in the enrollment form that you have received a copy of this prospectus, as amended and supplemented.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits of an investment in our shares described in this prospectus; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsors and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, if ever, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

LIMITED LIABILITY AND INDEMNIFICATION OF

DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that any indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and will maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

L EGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Description of Dividend Reinvestment Plan – Tax Consequences of Participation” in this prospectus and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements of KBS Real Estate Investment Trust II, Inc. appearing in KBS Real Estate Investment Trust II, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, (including the financial statement schedule therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (i) the Statement of Revenues Over Certain Operating Expenses of the Campus Drive Buildings for the year ended December 31, 2007, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 17, 2008, (ii) the Statement of Revenues Over Certain Operating Expenses of Pierre Laclede Center for the year ended December 31, 2009, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K filed with the SEC on March 25, 2010, (iii) the Statement of Revenues Over Certain Operating Expenses of One Main Place for the year ended December 31, 2009, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K filed with the SEC on March 25, 2010, (iv) the Statement of Revenues Over Certain Operating Expenses of the 300 N. LaSalle Building for the year ended December 31, 2009, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 27, 2010, (v) the Statement of Revenues Over Certain Operating Expenses of the Union Bank Plaza for the year ended December 31, 2009, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K/A filed with the SEC on November 23, 2010, (vi) the Statement of Revenues Over Certain Operating Expenses of Granite Tower for the year ended December 31, 2009, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K filed with the SEC on January 27, 2011, (vii) the Statement of Revenues Over Certain Operating Expenses of National City Tower for the year ended December 31, 2009, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K filed with the SEC on January 27, 2011, and (viii) the Statement of Revenues Over Certain Operating Expenses of I-81 Industrial Portfolio for the year ended December 31, 2010, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K filed with the SEC on April 1, 2011, all have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such Statements of Revenues Over Certain Operating Expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The Statement of Revenues Over Certain Operating Expenses of CityPlace Tower for the year ended December 31, 2010, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K filed with the SEC on April 4, 2011, has been audited by Friedman LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such Statement of Revenues Over Certain Operating Expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. Further, any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.kbsreitii.com (URL for documents: https://www.kbs-cmg.com/~/REIT_II/investor_info.htm). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-146341), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 11, 2011;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2010;

•	Current Report on Form 8-K filed with the SEC on April 4, 2011 and dated March 31, 2011;

•	Current Report on Form 8-K filed with the SEC on April 1, 2011 and dated February 16, 2011;

•	Current Report on Form 8-K filed with the SEC on February 2, 2011 and dated January 28, 2011;

•	Current Report on Form 8-K filed with the SEC on January 27, 2011 and dated December 16, 2010;

•	Current Report on Form 8-K filed with the SEC on January 27, 2011 and dated December 17, 2010;

•	Current Report on Form 8-K/A filed with the SEC on November 23, 2010 and dated September 15, 2010;

•	Current Report on Form 8-K/A filed with the SEC on September 27, 2010 and dated July 29, 2010;

•	Current Report on Form 8-K filed with the SEC on March 25, 2010 and dated February 5, 2010;

•	Current Report on Form 8-K filed with the SEC on March 25, 2010 and dated February 4, 2010;

•	Current Report on Form 8-K/A filed with the SEC on October 17, 2008 and dated September 9, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-A12G (Reg. No. 000-53649), filed with the SEC April 30, 2009.

All documents filed by KBS Real Estate Investment Trust II, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of this offering of the securities made hereby shall be deemed to be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We have filed with the SEC a registration statement relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

APPENDIX A

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

KBS Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has adopted an Amended and Restated Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.         Number of Shares Issuable.  The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2.         Participants.  “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.         Dividend Reinvestment.  The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.         Procedures for Participation.  Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5.         Purchase of Shares.  Until the Company establishes an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering, Participants will acquire Common Stock at a price of $9.50 per share. Upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock as updated from time to time. The Company expects to establish an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering after the completion of its offering stage and to provide updated estimates of the per share value of its Common Stock from time to time thereafter. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities – whether through its initial public offering or follow-on public offerings – and has not done so for 18 months. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the redemption of interests in KBS Limited Partnership II, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6.         Taxation of Distributions.  The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.         Share Certificates.  The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.         Voting of DRP Shares.  In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

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9.         Reports.  Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.         Termination by Participant.  A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Notwithstanding the preceding sentence, if the Company publicly announces in a filing with the Securities and Exchange Commission a new estimated value per share of its Common Stock, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of Participant’s termination of participation in the DRP and Participant’s termination will be effective for the next date shares are purchased under the DRP. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11.         Amendment or Termination of DRP by the Company.  The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to Participants.

12.         Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.         Governing Law.  The DRP shall be governed by the laws of the State of Maryland.

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We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed.

KBS REAL ESTATE

INVESTMENT TRUST II, INC.

80,000,000 Shares

of Common Stock

PROSPECTUS

April 5, 2011

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by KBS Real Estate Investment Trust II, Inc. (the “Company”) in connection with the distribution of the shares registered under the Company’s dividend reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$23,332

FINRA filing fee*	$-

Legal fees and expenses	$445,000

Blue sky fees and expenses	$5,000

Accounting fees and expenses	$220,000

Postage, assembling, printing and mailing	$350,000

Miscellaneous expenses	$5,000

Total	$1,048,332

*	Maximum FINRA filing fee paid in connection with the primary offering.

Item 15.  Indemnification of Directors and Officers

   Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

   Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a present or former director or officer of the Company, or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

   Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

   The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

   It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

   The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 16.  Exhibits

The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Amended and Restated Dealer Manager Agreement with Selected Dealer Agreement dated as of April 30, 2010, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010

1.2	Selected Dealer Agreement, dated June 2, 2008, by and between KBS Real Estate Investment Trust II, Inc., KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc., incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed June 6, 2008

3.1	Second Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008

3.2	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

4.1	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

4.2	Amended and Restated Dividend Reinvestment Plan, included as Appendix A to the prospectus

4.3	Second Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010

5.1	Opinion of DLA Piper US LLP re legality, incorporated by reference to Exhibit 5.1 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

8.1	Opinion of DLA Piper US LLP re tax matters

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Ernst & Young LLP

Ex.	Description

23.3	Consent of Friedman LLP

24.1	Power of Attorney for Messrs. Schreiber and McMillan and Mmes. Yamane, incorporated by reference to the Signature Page to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341, filed on September 27, 2007

24.2	Power of Attorney for Messrs. Adler and Gabriel and Mmes. Cambon, incorporated by reference to the Signature Page to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341, filed on April 8, 2008

24.3	Power of Attorney for Mr. Snyder, incorporated by reference to Exhibit 24.2 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341, filed on January 21, 2009

Item 17.  Undertakings

   (a)        The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) above do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

   (b)        The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (c)        The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

   (d)        The Company undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e)        The Company undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 5, 2011.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director	April 5, 2011
Charles J. Schreiber, Jr.

	*	Chief Financial Officer	April 5, 2011
David E. Snyder

	*	Executive Vice President, Treasurer, Secretary and Director	April 5, 2011
Peter McMillan III

	*	Chief Accounting Officer	April 5, 2011
Stacie K. Yamane

	*	Director	April 5, 2011
Hank Adler

	*	Director	April 5, 2011
Barbara R. Cambon

	*	Director	April 5, 2011
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		April 5, 2011
Charles J. Schreiber, Jr. Attorney-In-Fact